Exhibit 99.1

Press Release	II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, Pennsylvania 16056 Telephone (724) 352-4455

Release Date:	July 5, 2011	Contact:	Craig A. Creaturo
Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com
Homepage: www.ii-vi.com

II-VI Incorporated Announces Acquisition of Aegis Lightwave, Inc.

PITTSBURGH, PA – July 5, 2011 – II-VI Incorporated (NASDAQ: IIVI) announced today that it has acquired all of the outstanding shares of Aegis Lightwave, Inc. (Aegis), including Aegis’ wholly-owned subsidiary AOFR Pty Ltd (AOFR). The initial consideration consists of cash of $52 million. In addition, the purchase price is subject to customary closing adjustments including a working capital and debt adjustment which could increase the purchase price by an additional $3 million.

Founded in 2000, Aegis is headquartered in Woburn, Massachusetts with additional locations in New Jersey and Australia. Aegis is a privately-held company that is an industry leader in tunable optical devices required for high speed optical networks that provide the bandwidth expansion necessary for increasing internet traffic. Aegis offers a broad portfolio of cost-effective optical channel monitors specifically designed for reconfigurable optical add-drop multiplexing (ROADM) applications in high speed optical networks featuring 10G/40G/100G transmission. Its AOFR subsidiary is an industry leader in fused fiber components including those required for fiber lasers used in material processing applications. AOFR also manufactures optical couplers used primarily in telecom markets. Aegis and its subsidiaries had revenues of $26.6 million during the year ended December 31, 2010.

Francis J. Kramer, president and chief executive officer of II-VI Incorporated stated, “Aegis will further strengthen our telecommunication product offerings and will partner with our Photop Technologies, Inc. (Photop) operations to enhance our ability to address our customers’ growing needs for an advanced product portfolio for the increasing deployments of 40G and 100G in flexible and reconfigurable optical networks, including those aimed at delivering fiber to the home (FTTH) services over passive optical networks. Aegis and AOFR will operate as part of our Near-Infrared Optics segment, and will work cooperatively with Photop to further leverage and expand our combined offerings and continue to provide exceptional quality and customer service around the world. We are excited to welcome the employees of Aegis and AOFR to our company.”

Jeffrey D. Farmer, president and chief executive officer of Aegis commented, “We are delighted to team with II-VI Incorporated. We believe that by joining forces with II-VI we will have access to significantly more resources and markets, especially through its Near-Infrared Optics business segment, further securing our capabilities on research and product development, sales and marketing, and manufacturing operations. We are looking forward to a bright future and great growth prospects for our company and our employees.”

- more -

II-VI Incorporated

July 5, 2011

For the fiscal year ending June 30, 2012, II-VI is updating its revenue guidance from a range of $565 million to $580 million to a range of $595 million to $615 million as a result of the transaction. II-VI is updating its guidance for earnings per share (adjusted for the Company’s previously announced two-for-one stock split that occurred in June 2011) from a range of $1.40 to $1.48 to a range of $1.43 to $1.52 as a result of the transaction. II-VI plans to release its financial results for the fourth fiscal quarter ended June 30, 2011 on August 2, 2011

Webcast Information

In conjunction with this release, II-VI will host a conference call that will be broadcast live over the Internet on July 5, 2011. Individuals wishing to participate in the webcast, to be held at 11:00 a.m. Eastern Time on July 5, 2011, can access the event at the Company’s web site by visiting www.ii-vi.com or via http://tinyurl.com/3odoa6h. An online archive of the broadcast will be available within four hours of the live call, will remain available for two weeks and can be accessed through the Company’s website.

About II-VI Incorporated

II-VI Incorporated, the worldwide leader in crystal growth technology, is a vertically-integrated manufacturing company that creates and markets products for diversified markets including industrial manufacturing, military and aerospace, high-power electronics and telecommunications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers. In the Company’s infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers. In the Company’s near-infrared optics business, VLOC manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers. Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications. In the Company’s military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials and Max Levy Autograph, Inc. (MLA) manufactures micro-fine conductive mesh patterns for optical, mechanical and ceramic components for applications such as circuitry, metrology standards, targeting calibration and suppression of Electro-Magnetic Interference. In the Company’s Compound Semiconductor Group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. (Marlow) designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and the Worldwide Materials Group (WMG) provides expertise in materials development, process development and manufacturing scale up.

- more -

II-VI Incorporated

July 5, 2011

About Aegis Lightwave Inc.

Aegis builds cost-effective solutions for intelligent optical networks. Headquartered in Woburn, Massachusetts, with additional research and development in Flemington, New Jersey and Canberra, Australia, Aegis offers a broad selection of cost-effective optical channel monitors, couplers and combiners that are specifically designed for reconfigurable optical networks featuring 40/100G transmission.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to the failure to close the Aegis acquisition and general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010; (iii) purchasing patterns from customers and end-users; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company’s ability to devise and execute strategies to respond to market conditions.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.

#    #    #    #